Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: PIONEER ENERGY SERVICES CORP., et al., [1] Debtors.	Chapter 11 Case No. 20-31425 (DRJ) Jointly Administered

SUPPLEMENT TO DISCLOSURE STATEMENT FOR
JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF
PIONEER ENERGY SERVICES CORP. AND ITS AFFILIATED DEBTORS

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP Brian S. Hermann Elizabeth R. McColm 1285 Avenue of the Americas New York, New York 10019 Telephone: (212) 373-3000 Facsimile: (212) 757-3990	NORTON ROSE FULBRIGHT US LLP William R. Greendyke Jason L. Boland Bob Bruner 1301 McKinney Street, Suite 5100 Houston, Texas 77010 Telephone: (713) 651-5151 Facsimile: (713) 651-5246

Proposed Counsel for Debtors and Debtors in Possession	Proposed Counsel for Debtors and Debtors in Possession
Dated:April 1, 2020

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if applicable, are as follows:  Pioneer Energy Services Corp. (8619); Pioneer Coiled Tubing Services, LLC (6232); Pioneer Drilling Services, Ltd. (2497); Pioneer Fishing & Rental Services, LLC (4399); Pioneer Global Holdings, Inc. (4707); Pioneer Production Services, Inc. (1361); Pioneer Services Holdings, LLC (4706); Pioneer Well Services, LLC (7572); Pioneer Wireline Services Holdings, Inc. (6455); and Pioneer Wireline Services, LLC (2205).  The headquarters for the above-captioned Debtors is 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS SUPPLEMENT (THIS “SUPPLEMENT”) TO THE DISCLOSURE STATEMENT FOR JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PIONEER ENERGY SERVICES CORP. AND ITS AFFILIATED DEBTORS [DOCKET NO. 16] (THE “DISCLOSURE STATEMENT”) TO HOLDERS OF CLAIMS AND INTERESTS FOR PURPOSES OF INFORMING PARTICIPATION IN THE RIGHTS OFFERING AND SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PIONEER ENERGY SERVICES CORP. AND ITS AFFILIATED DEBTORS [DOCKET NO. 16] (THE “PLAN”)2 PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE.  BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN AND/OR TO PARTICIPATE IN THE RIGHTS OFFERING, EACH HOLDER ENTITLED TO VOTE AND/OR PARTICIPATE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS SUPPLEMENT AND THE DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IX OF THE DISCLOSURE STATEMENT AND THIS SUPPLEMENT.

HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUPPLEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, SECURITIES, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS BEFORE VOTING ON THE PLAN AND/OR PARTICIPATING IN THE RIGHTS OFFERING.

THIS SUPPLEMENT AND THE DISCLOSURE STATEMENT HAVE BEEN PREPARED IN ACCORDANCE WITH SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND ARE NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.

THIS SUPPLEMENT WAS NOT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAVE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

CERTAIN STATEMENTS CONTAINED IN THIS SUPPLEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED FINANCIAL INFORMATION, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS.  THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.  THIS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THESE STATEMENTS, INCLUDING THOSE RELATING TO THE INTENT, BELIEFS, PLANS OR EXPECTATIONS OF THE DEBTORS ARE BASED UPON CURRENT EXPECTATIONS AND SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS DESCRIBED HEREIN.

THE PROJECTIONS AND OTHER INFORMATION CONTAINED IN THIS SUPPLEMENT AND ATTACHED HERETO ARE ESTIMATES ONLY, AND THE VALUE OF THE PROPERTY DISTRIBUTED TO HOLDERS OF ALLOWED CLAIMS OR INTERESTS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

THEREFORE, ANY ANALYSES, ESTIMATES OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.

IN PREPARING THIS SUPPLEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS. THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS SUPPLEMENT.  ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THE INFORMATION AND ANALYSIS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS SUPPLEMENT HAS NOT BEEN AUDITED (UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN) AND NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS AND ITS FUTURE RESULTS AND OPERATIONS.  THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

FURTHER, READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS HEREIN ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS IDENTIFIED IN THIS SUPPLEMENT AND THE DISCLOSURE STATEMENT.  DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT.  THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT.

THIS SUPPLEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER.  THE STATEMENTS CONTAINED IN THIS SUPPLEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.  THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS SUPPLEMENT.

THE INFORMATION IN THIS SUPPLEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN, PARTICIPATING IN THE RIGHTS OFFERING, OR OBJECTING TO CONFIRMATION.  NOTHING IN THIS SUPPLEMENT MAY BE USED BY ANY ENTITY FOR ANY OTHER PURPOSE.

UNLESS EXTENDED BY THE DEBTORS, THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. (PREVAILING EASTERN TIME) ON APRIL 3, 2020[3] FOR HOLDERS OF CLASS 5 NOTES CLAIMS AND/OR HOLDERS OF CLASS 10 PIONEER INTERESTS.

[3]

The Debtors are negotiating with the Consenting Noteholders an agreement to adjourn the Combined Hearing to April 15, 2020, extend the Voting Deadline and Subscription Deadline to April 13, 2020 and extend other related deadlines, including the Objection Deadline, and expect to file a separate notice as soon as reasonably practicable upon reaching such agreement.

DISCLOSURE STATEMENT SUPPLEMENT, DATED APRIL 1, 2020

TO DISCLOSURE STATEMENTS, DATED FEBRUARY 28, 2020 AND MARCH 6, 2020

Solicitation of Votes on the Prepackaged Plan of Reorganization of

PIONEER ENERGY SERVICES CORP., et al.1

from the Holders of outstanding

NOTES CLAIMS AND

PIONEER INTERESTS

INTRODUCTION

This Disclosure Statement Supplement supplements the Disclosure Statement dated February 28, 2020 and the Disclosure Statement dated March 6, 2020 relating to the solicitation of votes on the prepackaged plan of reorganization of Pioneer Energy Services Corp. from the Holders of outstanding Notes Claims and Pioneer Interests, respectively.  This Disclosure Statement Supplement provides (i) supplemental disclosure regarding risks associated with the recent coronavirus (COVID-19) outbreak and recent fluctuations in oil prices and (ii) updated Financial Projections for years 2020 through 2024 reflecting estimates of how the business may perform under two potential scenarios for future oil prices and activity levels.  The statements made in this Disclosure Statement Supplement shall be deemed to modify or supersede, to the extent applicable, the corresponding statements made in the Disclosure Statement.  This Disclosure Statement Supplement should be read together with the Disclosure Statement.

ARTICLE IX.

CERTAIN RISK FACTORS TO BE CONSIDERED

B. Risks Relating to the Company’s Business

4. The Company Derives Its Revenues From Companies in the Oil and Gas

Exploration and Production Industry, a Historically Cyclical Industry With Levels Of Activity That are Significantly Affected By The Levels and Volatility of Oil and Gas Prices.

As a provider of contract land drilling services and oil and gas production services, the Company’s business depends on the level of exploration and production activity in the geographic markets where it operates. The oil and gas exploration and production industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities.

Oil and gas prices, and market expectations of potential changes in those prices, significantly affect the levels of those activities. Oil and gas prices have been volatile historically and the Debtors believe such volatility will likely continue in the future. Oil prices have experienced declines in March 2020 and could decline further, for an extended period of time. Worldwide political, economic, and military events, as well as natural disasters and pandemics (including the recent coronavirus (COVID-19) outbreak), have contributed to oil and gas price volatility historically, and are likely to continue to do so in the future. Many factors beyond the Company’s control affect oil and gas prices, including:

•	the worldwide supply and demand for oil and gas;
•	the cost of exploring for, producing and delivering oil and gas;
•	the discovery rate of new oil and gas reserves;
•	the rate of decline of existing and new oil and gas reserves;
•	available pipeline and other oil and gas transportation capacity;
•	the levels of oil and gas storage;
•	the ability of oil and gas exploration and production companies to raise capital;
•	economic conditions in the United States and elsewhere;
•	actions by the Organization of Petroleum Exporting Countries and Russia;

•	political instability in oil and gas producing regions;
•	governmental regulations, both domestic and foreign;
•	domestic and foreign tax policy;
•	weather conditions in the United States and elsewhere;
•	the pace adopted by foreign governments for the exploration, development and production of their national reserves, or their investments in oil and gas reserves located in other countries; and
•	the price of foreign imports of oil and gas.

Additionally, the above factors can also be affected by technological advances affecting energy consumption and the supply and demand within the market for renewable energy resources.

5. Oil and Natural Gas Prices, and Market Expectations of Potential Changes in These Prices, Significantly Impact the Level of Worldwide Drilling and Production Services Activities.

Oil and natural gas prices, and market expectations of potential changes in these prices, significantly impact the level of worldwide drilling and production services activities. Reduced demand for oil and natural gas generally results in lower prices for these commodities and often impacts the economics of planned drilling projects and ongoing production projects, resulting in the curtailment, reduction, delay or postponement of such projects for an indeterminate period of time. When drilling and production activity and spending declines, both dayrates and utilization historically decline as well.

In late 2014, oil prices worldwide began to drop significantly and as a result, the Company’s clients significantly reduced both their operating and capital expenditures during 2015 and 2016, which adversely affected the Company’s business. In 2017 and 2018, the Company’s clients modestly increased their spending as compared to 2016 levels, and the Company’s business trended upward as a result. However, in late 2018, oil prices again began to decline and despite some improvement in early 2019, have languished without significant improvement.

Since January 2020, the coronavirus (Covid-19) outbreak and fear of further spread of the coronavirus have caused significant disruptions in international economies and international financial and oil markets, including a substantial decline in the price of oil. The economic downturn caused by the coronavirus outbreak has weakened demand for oil, and after the Organization of the Petroleum Exporting Countries and a group of oil producing nations led by Russia failed on March 6, 2020 to agree on oil production cuts, Saudi Arabia announced that it would cut oil prices and increase production, leading to a sharp further decline in oil trading prices. Following these developments, Brent crude oil prices closed at $26.93 on March 18, 2020. The Company cannot anticipate whether or when this dispute will be resolved and production returned to normalized levels. The coronavirus and responses of oil producers to the lower demand for oil and lower oil prices are rapidly evolving situations. Oil and gas exploration and production companies have announced reductions to previously planned capital spending programs for 2020, thereby reducing demand for the Company’s services. Sustained low or worsening oil prices could have an adverse effect on the Company’s financial condition, results of operations and cash flow.

Additionally, because the Company’s business depends on the level of spending by its clients, the Company is also affected by its clients’ ability to access the capital markets. After several consecutive years without significant improvement in commodity prices, many exploration and production companies have limited their spending to a level which can be supported by net operating cash flows alone, as access to the capital markets through debt or equity financings has become more challenging in the Company’s industry. This challenge has become more severe recently due to the major stock market and bond market indices experiencing substantial declines, with such declines intensifying, and elevated levels of volatility, in 2020.

If the reduction in the overall level of exploration and development activities, whether resulting from changes in oil and gas prices or otherwise, continues or worsens, it could adversely affect us further by negatively impacting:

•	the Company’s revenues, cash flows and profitability;
•	the fair market value of the Company’s drilling and production services fleets;
•	the Company’s ability to maintain or increase its borrowing capacity;
•	the Company’s ability to obtain additional capital to finance its business or make acquisitions, and the cost of that capital;
•	the collectability of the Company’s receivables; and
•	the Company’s ability to retain skilled operations personnel.
A.	5A. The Rapid Spread of a Contagious Illness, Including the Recent Spread of the Covid-19, or Fear of Such an Event, Could Adversely Affect the Company’s Business, Operations and Financial Condition.

The Company’s business could be adversely affected by a widespread outbreak of contagious disease, including the recent outbreak of respiratory illness caused by a novel coronavirus (Covid-19). Since January 2020, the coronavirus outbreak and fear of further spread of the coronavirus have caused significant disruptions in international economies and international financial and oil markets, including a substantial decline in the price of oil. The Company’s customers responded to the outbreak by announcing reductions to their capital programs, resulting in a reduction in demand for the Company’s services.

As the coronavirus outbreak is still evolving, much of its international and domestic impact remains unknown. The coronavirus outbreak has led to quarantines of entire countries and smaller localities, cancellation of events and travel, prohibitions on entry imposed by many countries, government-mandated and voluntary business and school shutdowns, supply chain interruptions and overall economic and financial market instability. Further spread of the coronavirus could cause additional quarantines, reduction in business activity, labor shortages and other operational disruptions. Any quarantine of personnel, travel restrictions, supply chain disruptions or inability to access the Company’s offices or rigs could adversely affect its operations. The Company’s financial position, results of operations or cash flows may be adversely affected by public health threats and actions taken by governments, businesses and individuals to combat such threats, and the resultant direct and indirect effects.

EXHIBIT F

Financial Projections

The Debtors believe that the Plan4 meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the planning and development of a plan of reorganization and for the purposes of determining whether such plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or Financial Projections to holders of Claims or other parties in interest going forward, or to include such information in documents required to be filed with the SEC or otherwise make such information public, unless required to do so by the SEC or other regulatory bodies pursuant to the provisions of the Plan.

In connection with the Disclosure Statement, the Debtors’ management team (“Management”) prepared the Financial Projections for the years 2020 through 2024 (the “Projection Period”). The Financial Projections were prepared by Management and are based on several assumptions made by Management with respect to the future performance of the Reorganized Debtors’ operations.  This Disclosure Statement Supplement contains updated Financial Projections for the Projection Period under two future price and activity scenarios given the heightened market uncertainty caused by, among other things, the recent coronavirus (COVID-19) outbreak and Saudi-Russian oil price dispute.  The first scenario is based, in part, on recent estimated future oil prices that approximate forecasts from securities analysts for oil prices for years 2021 through 2024, as reported to Factset, a financial data services provider.  The second scenario is based, in part, on recent estimated future oil prices that approximate oil futures contracts, as quoted by the New York Mercantile Exchange for the same periods.  Expectations for future prices and activity remain volatile and are subject to further change.

The Debtors have prepared the Financial Projections based on information available to them, including information derived from public sources that have not been independently verified. No representation or warranty, expressed or implied, is provided in relation to fairness, accuracy, correctness, completeness, or reliability of the information, opinions, or conclusions expressed herein.

THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION.  ALTHOUGH MANAGEMENT HAS PREPARED THE FINANCIAL PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, IT IS IMPORTANT TO NOTE THAT NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS CAN PROVIDE ANY ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE RESULTS AND MUST BE CONSIDERED.  ACCORDINGLY, THE FINANCIAL PROJECTIONS SHOULD BE REVIEWED IN CONJUNCTION WITH A REVIEW OF THE

[4]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement or the Plan attached to the Disclosure Statement as Exhibit A.

DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES.

The Financial Projections contain certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including those summarized herein. When used in the Financial Projections, the words, “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect,” and similar expressions should be generally identified as forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether because of new information, future events, or otherwise.

The financial projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and the Plan in their entirety as well as the notes and assumptions set forth below.

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management’s control. Although Management believes these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, including, but not limited to, (a) changes in capital spending on oil field services in various end markets; (b) oil, natural gas, and other commodity pricing; (c) applicable laws and regulations; (d) interest rates and inflation; (e) business combinations among the Debtors’ competitors, suppliers, and customers; (f) severe or unseasonable weather; (g) availability and cost of raw materials; (h) uncertainties surrounding the increased supply to oil markets by Saudi Aramco; and (i) risks associated with the recent coronavirus (COVID-19) outbreak.  Additional information regarding these uncertainties are described in Article IX of the Disclosure Statement. Should one or more of the risks or uncertainties referenced in the Disclosure Statement occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in the Financial Projections. Further, new factors could cause actual results to differ materially from those described in the Financial Projections, and it is not possible to predict all such factors, or to the extent to which any such factor or combination of factors may cause actual results to differ from those contained in the Financial Projections. The Financial Projections herein are not, and must not be viewed as, a representation of fact, prediction or guaranty of the reorganized Debtors’ future performance.

A.	General Assumptions

i.	Overview

The Debtors and their consolidated subsidiaries are providers of land-based drilling services and production services to a diverse group of oil and gas exploration and production companies in the United States and internationally in Colombia. Drilling services and production services are fundamental to establishing and maintaining the flow of oil and natural gas throughout the productive life of a well. The Debtors operate the business across two business lines - Drilling Services (two segments – (i) Domestic Drilling Debtors and (ii) International Drilling Non- Debtors) and Production Services (three segments: (i) Well Servicing Debtors, (ii) Wireline Services Debtors, and (iii) Coiled Tubing Services Debtors). Demand for the Debtor’s services is a function of our clients willingness to make capital expenditures and operating expenditures to explore for, develop and produce hydrocarbons.

Capital expenditures by oil and gas exploration and production companies tend to be relatively sensitive to volatility in oil or natural gas prices because project decisions are tied to a return on investment spanning multiple months or years. When commodity prices are depressed for longer periods of time, capital expenditure projects are routinely deferred until prices are forecasted to return to an acceptable level. In contrast, both mandatory and discretionary operating expenditures are more stable than capital expenditures as these expenditures are less sensitive to commodity price volatility. Mandatory operating expenditure projects involve activities that cannot be avoided in the short term, such as regulatory compliance, safety, contractual obligations and certain projects to maintain the well and related infrastructure in operating condition. Discretionary operating expenditure projects may not be critical to the short-term viability of a lease or field and are generally evaluated according to a simple short-term payout criterion that is less dependent on commodity price forecasts.

The Debtor’s strategy as a premier land drilling and production services Company relies upon their ability to leverage relationships with existing clients, within and across business lines, expand their client base in the areas where they currently operate, grow their geographic diversification through selective expansion, and continue to identify and develop opportunities to enhance their service offerings.

The Debtors have invested a substantial amount in modernizing their drilling services fleet for optimal performance in order to service the desirable, high margin unconventional wells.

ii.	Presentation

The Financial Projections are presented in a consistent format with forecasts included as part of the Debtors quarterly reporting releases. The projections contain non-GAAP financial measures as defined by SEC Regulation G.  Pioneer Energy’s quarterly results releases are reported on a consolidated basis (i.e. Domestic business Debtors and international subsidiaries Non-Debtors reported under the consolidation method of accounting). As a result, the Company has shown the results of all consolidated entities within the Financial Projections presented herein.2

iii.	Accounting Policies

The Financial Projections have been prepared using accounting policies that are materially consistent with those applied in the Company’s historical financial statements. The Financial Projections do not reflect the formal implementation of reorganization accounting pursuant to FASB Accounting Standards Codification Topic 852, Reorganizations (“ASC 852”), but the Debtors have made an effort to include adjustments similar to ASC 852 in the forecast in order to present the financials in the most accurate manner available. Overall, the implementation of ASC 852 is not anticipated to have a material impact on the underlying economics of the Plan.

The Debtors’ independent auditor has not examined, compiled or performed any procedures with respect to the financial information contained in this exhibit.

iv.	Methodology

The Financial Projections incorporate Management’s operating assumptions and capital plan and are based on various strategic reviews, historical performance, management’s views of market dynamics, as well as corresponding assumptions regarding pricing, market share, cost structure and key performance indicators by region and segment, including:

•	Drilling: number of rigs, utilization percentage, daily drilling revenue and margin per rig;
•	Well Services: utilization percentage, number of rigs, revenue hours, hourly rate and margin percentage;
•	Wireline Services: number of units, number of jobs, revenue per job and margin percentage; and
•	Coiled Tubing: number of units, utilization percentage, revenue per day, and margin percentage.

Additionally, management gathered input from the Company’s advisors regarding the impact of a Chapter 11 filing on the Company’s business plan. Management has assumed a pre- packaged Chapter 11 filing on March 1, 2020 with an emergence at the end of April 2020.

v.	Market Forecast

The Financial Projections were prepared based on the level of expected spending in the energy industry, which is heavily influenced by the current and expected future prices of oil and natural gas under two potential scenarios. Changes in expenditures result in an increased or decreased demand for products and services. Rig activity is an indicator of the level of spending for the exploration and production of oil and natural gas reserves.

1	For the avoidance of doubt, the Financial Projections include Non-Debtor operations based in Colombia.

vi.	Plan Consummation

The Financial Projections are based on, and assume the successful implementation of, the Reorganized Debtors’ business plan.  The Financial projections assume that the Plan will be consummated in April 2020.  Both the business plan and the Financial Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Reorganized Debtors. In addition, the assumptions may not fully account for the uncertainty and disruption of business that may accompany a restructuring in Court.  Therefore, although the Financial Projections are necessarily presented with numerical specificity, the actual results achieved during the period of the Financial Projections will likely vary from the projected results.  These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Financial Projections or the ability of the Reorganized Debtors to achieve the projected results of operations.

In deciding whether to vote to accept or reject the proposed Plan, creditors must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections. Moreover, the Financial Projections were prepared solely in connection with the restructuring pursuant to the Plan.

B.	Principal Assumptions for the Financial Projections

i.	Revenue

The Financial Projections include revenue generated from providing drilling and production services to numerous oil and gas exploration and production companies. The revenue forecast is developed separately for each of the Company’s four separate service lines – Drilling Services, Well Services, Wireline and Coiled Tubing Services. Higher or lower activity and productivity related to the increase in rig/unit count, utilization, margins, hourly rates, etc. in the Company’s product lines are major factors in revenue and margin generation.

ii.	Operating Cost

Operating Cost (“OpEx”) include non-mobilization costs (such as employee related costs, Supply, Repair and Maintenance costs, Safety costs and Rental costs), mobilization costs, fixed costs (Insurance, Property Taxes, Operating Overhead), and other costs. OpEx rely on the Company’s ability to manage the workforce, supply chain, business processes, information technology systems and technological innovation and commercialization, including the impact of restructuring, business enhancements, and transformation efforts. OpEx is projected based on historical operating costs and expected utilization of products and services currently under contract and expectations regarding future contracts. OpEx is projected by segment.

iii.	General and Administrative Expense

General and Administrative Expense (“G&A”) is primarily comprised of labor costs, professional fees, legal expenses, and other expenses associated with corporate overhead. Projected G&A is based primarily on historical G&A costs, adjusted for inflationary expectations, recent cost reduction efforts and upcoming known one-time or non-recurring expenditures. Annual G&A is projected to be approximately $50 million in 2020 with annual increases normalizing at approximately 2% in the outer years of the projection period.

iv.	Depreciation and Amortization

Depreciation and amortization (“D&A”) reflect the anticipated book expenses based on the carrying asset values. Upon emergence, the Company’s Property, Plant & Equipment (“PP&E”) is reset as part of the Fresh Start Accounting process alluded to in section A(iii) – Accounting Policies. As a result of the Fresh Start Accounting application, the post emergence D&A is adjusted based on the estimated new book value of PP&E.

v.	Interest Expense

Post-emergence interest expense is forecasted based on the post-emergence capital structure as detailed in the “Capital Structure” section included herein and the Plan and the exhibits thereto.

vi.	Income Tax (Expense) Benefit

Income tax expenses are forecasted based on historical experience related to state, federal and international jurisdiction payments as well as the projected earnings and tax rates by jurisdiction where the Company’s earnings are generated. No adjustments are made to reflect any carry forward of Net Operating Losses.

vii.	Working Capital

Working capital assumptions are based on movements in accounts receivable, accounts payable, and other current assets and liabilities. Projected balances are based on the historical cash conversion cycle of the Company’s specific business units. Prospective working capital assumptions were supplemented by Management as deemed appropriate.

viii.	Capital Structure

The reorganized Company’s estimated post-emergence capital structure is assumed to be effective at emergence at the end of April 2020. The Financial Projections assume the following key assumptions at emergence:

•

A Secured Asset-Based Lending Exit Facility entered into at emergence with $75 million in commitments and a $30 million Letter of Credit sub-facility. The Exit Facility bears cash interest, payable monthly, at the Company’s option, at a per annum rate based on (i) 1, 2 or 3 month fully absorbed PNC LIBOR Rate plus a spread of 1.75% to 2.25% or (ii) the Base Rate plus a spread of 0.75% to 1.25% (the applicable spread for LIBOR Rate loans and Base Rate loans depends on the Company’s Average Excess Availability, as calculated quarterly in accordance with the Credit Agreement). Unused commitments under the Exit Facility shall also incur (i) a commitment fee of 0.50% per annum and (ii) fees on outstanding letters of credit at a rate equal to the applicable LIBOR Rate spread plus a fronting fee of 0.25% per annum, each payable monthly in arrears.

•

$78 million aggregate principal amount of new Senior Secured Bonds entered into at emergence. Interest on the principal amount accrues at the LIBOR Rate plus and applicable margin of 9.5%, and is paid monthly. The Senior Secured Bonds are set to mature after 5 years, or earlier, subject to circumstances detailed in the Credit Agreement.

•

$135 million Convertible PIK Bonds entered into at emergence. The Convertible Bonds will bear interest at a fixed rate of 5% per annum, which will be payable semi-annually in- kind in the form of an increase to the principal amount. The Convertible Bonds are set to mature five years and six months from issuance at emergence.

ix.	Capital Expenditures

Forecasted capital expenditures were prepared with consideration for the needs of the Company’s fixed assets. Capital expenditures primarily relate to routine maintenance and continuing to invest in the Company’s worldwide fleet across the drilling and production services businesses. Capital expenditures also include capitalized corporate expenditures, such as expenditures required to maintain the Company' s information technology equipment and software.

Pioneer Energy Services

Financial Projections - Case A

($ Millions USD)

Reorganized Debtors Projected Income Statement

	Fiscal Year Ending December 31,
($ in millions)	2020	2021	2022	2023	2024	FN
Total Revenues	$ 354.9	$ 448.5	$ 482.4	$ 491.3	$ 512.1
Operating Cost	274.0	337.7	355.0	358.0	369.0
Gross Margin	80.9	110.8	127.3	133.3	143.1
Gross Margin %	22.8%	24.7%	26.4%	27.1%	27.9%
General and Administrative Expense	52.0	59.3	63.5	64.7	66.0
Depreciation And Amortization	49.2	32.4	36.2	40.6	45.2	[1]
EBIT	(20.4)	19.2	27.7	28.0	31.9
Interest Expense	21.0	19.0	19.3	19.7	20.1
Income Tax Expense (Benefit)	2.0	2.0	2.0	2.0	2.0
Reorganization Items	20.0	-	-	-	-
Net Income / (Loss)	$ (63.4)	$ (1.8)	$ 6.3	$ 6.3	$ 9.8
Depreciation And Amortization	49.2	32.4	36.2	40.6	45.2	[1]
Interest Expense	21.0	19.0	19.3	19.7	20.1
Income Tax Expense (Benefit)	2.0	2.0	2.0	2.0	2.0
Reorganization Items & Other	21.5	-	-	-	-
EBITDA	$ 30.3	$ 51.5	$ 63.9	$ 68.6	$ 77.0

Note:

[1] Forecast reflects the estimated impact of Fresh Start Accounting adjustments expected to be implemented upon exit from Chapter 11

Pioneer Energy Services

Financial Projections - Case A

($ Millions USD)

Reorganized Debtors Projected Balance Sheet

($ in millions)	Fiscal Year Ending December 31,
	2020	2021	2022	2023	2024	FN
Assets
Cash and Cash Equivalents	$ 45.6	$ 35.9	$ 53.8	$ 72.4	$ 98.4
Restricted Cash	1.0	1.0	1.0	1.0	1.0
Receivables	48.5	69.8	72.1	73.2	76.2
Accrued Revenues	8.8	14.5	14.8	15.0	15.2
Income Taxes Receivable	11.0	11.0	11.0	11.0	11.0
Other Current Assets	44.2	63.7	65.8	66.8	69.5
Total Current Assets	159.2	195.8	218.5	239.4	271.4
PP&E, Net	225.7	222.6	219.1	215.3	206.9	[1]
Operating Lease Assets	8.4	8.4	8.4	8.4	8.4
Deferred Income Taxes	10.8	10.8	10.8	10.8	10.8
Intangibles and Other Long-term Assets	0.8	0.8	0.8	0.8	0.8
Total Assets	$ 404.9	$ 438.4	$ 457.7	$ 474.8	$ 498.4
Liabilities & Shareholders' Equity
Accounts Payable	24.5	33.7	34.7	34.7	36.0
Accrued Interest	1.7	1.8	1.9	2.0	2.1
Annual Incentive Plan	-	1.9	2.6	2.6	2.6
Other Current Liabilities	35.2	49.8	51.0	51.4	53.0
Total Current Liabilities	61.4	87.2	90.2	90.6	93.7
Long-Term Debt	204.5	214.1	224.0	234.3	245.0
Other Liabilities	0.5	0.5	0.5	0.5	0.5
Long-Term Deferred Lease Liabilities	6.7	6.7	6.7	6.7	6.7
Deferred Income Taxes	4.8	4.8	4.8	4.8	4.8
Total Liabilities	278.0	313.3	326.2	337.0	350.8
Equity	126.9	125.1	131.5	137.8	147.6	[1]
Total Liabilities and Equity	$ 404.9	$ 438.4	$ 457.7	$ 474.8	$ 498.4

Note:

[1] Forecast reflects the estimated impact of Fresh Start Accounting adjustments expected to be implemented upon exit from Chapter 11

Pioneer Energy Services

Financial Projections - Case A

($ Millions USD)

Reorganized Debtors Projected Cash Flow

	Fiscal Year Ending December 31,
($ Millions USD)	2020	2021	2022	2023	2024	FN

Cash Flows From Operations:

Net Income / Loss	$ (63.4)	$(1.8)	$6.3	$6.3	$9.8

Depreciation And Amortization	49.2	32.4	36.2	40.6	45.2
Stock Based Compensation	0.1 -	-	-	-	-
Working Capital	22.5	(22.6)	(2.6)	(1.9)	(2.9)
AIP	(3.5)	1.9	0.8	-	-
Other	8.9	9.7	10.0	10.4	10.8
Cash From / (Used In) Operations	13.9	19.5	50.8	55.3	62.8

Cash Flows From Investing:

Purchases Of Property And Equipment	(18.3)	(29.2)	(32.8)	(36.8)	(36.8)
Proceeds From Sale Of Equipment	0.4	-	-	-	-
Cash From / (Used In) Investing	(18.0)	(29.2)	(32.8)	(36.8)	(36.8)
Cash Flows From Financing:
Payments Of Debt	(175.0)	-	-	-	-
Proceeds from issuance of debt	200.0	-	-	-	-
Proceeds / (Repayment) of DIP Financing	-	-	-	-	-
Proceeds / (Repayment) of ABL	-	-	-	-	-
Proceeds from Equity Issuance	-	-	-	-	-

Cash From / (Used In) Financing	25.0	-	-	-	-

Beginning Cash	24.6	45.6	35.9	53.8	72.4
Net Cash Flow	21.0	(9.7)	18.0	18.6	26.0

Ending Cash	$ 45.6	$35.9	$53.8	$72.4	$98.4

Pioneer Energy Services

Financial Projections - Case B

($ Millions USD)

Reorganized Debtors Projected Income Statement

	Fiscal Year Ending December 31,
($ in millions)	2020	2021	2022	2023	2024	FN
Total Revenues	$ 354.9	$ 382.1	$ 420.0	$ 444.7	$ 459.4
Operating Cost	274.0	291.2	317.2	332.3	338.6
Gross Margin	80.9	90.9	102.8	112.4	120.8
Gross Margin %	22.8%	23.8%	24.5%	25.3%	26.3%
General and Administrative Expense	52.0	57.5	61.2	62.4	63.7
Depreciation And Amortization	49.2	32.0	34.9	38.2	41.6	[1]
EBIT	(20.4)	1.4	6.7	11.8	15.5
Interest Expense	21.0	19.0	19.3	19.7	20.1
Income Tax Expense (Benefit)	2.0	2.0	2.0	2.0	2.0
Reorganization Items	20.0	-	-	-	-
Net Income / (Loss)	$ (63.4)	$ (19.6)	$ (14.7)	$ (9.9)	$ (6.5)
Depreciation And Amortization	49.2	32.0	34.9	38.2	41.6	[1]
Interest Expense	21.0	19.0	19.3	19.7	20.1
Income Tax Expense (Benefit)	2.0	2.0	2.0	2.0	2.0
Reorganization Items & Other	21.5	-	-	-	-
EBITDA	$ 30.3	$ 33.4	$ 41.6	$ 49.9	$ 57.2

Note:

[1] Forecast reflects the estimated impact of Fresh Start Accounting adjustments expected to be implemented upon exit from Chapter 11

Pioneer Energy Services Financial Projections - Case B

($ Millions USD)

Reorganized Debtors Projected Balance Sheet

	Fiscal Year Ending December 31,
($ in millions)	2020	2021	2022	2023	2024	FN
Assets
Cash and Cash Equivalents	$ 45.6	$ 38.7	$ 41.2	$ 47.9	$ 64.9
Restricted Cash	1.0	1.0	1.0	1.0	1.0
Receivables	48.5	58.2	61.5	65.6	66.5
Accrued Revenues	8.8	11.9	12.3	12.8	12.8
Income Taxes Receivable	11.0	11.0	11.0	11.0	11.0
Other Current Assets	44.2	53.1	56.1	59.8	60.7
Total Current Assets	159.2	173.9	183.2	198.1	217.0
PP&E, Net	225.7	216.5	205.9	195.4	181.4	[1]
Operating Lease Assets	8.4	8.4	8.4	8.4	8.4
Deferred Income Taxes	10.8	10.8	10.8	10.8	10.8
Intangibles and Other Long-term Assets	0.8	0.8	0.8	0.8	0.8
Total Assets	$ 404.9	$ 410.5	$ 409.2	$ 413.5	$ 418.5
Liabilities & Shareholders' Equity
Accounts Payable	24.5	30.7	31.3	32.7	33.0
Accrued Interest	1.7	1.8	1.9	2.0	2.1
Annual Incentive Plan	-	1.1	1.6	1.6	1.6
Other Current Liabilities	35.2	43.5	45.7	48.1	48.5
Total Current Liabilities	61.4	77.0	80.4	84.4	85.2
Long-Term Debt	204.5	214.1	224.0	234.3	245.0
Other Liabilities	0.5	0.5	0.5	0.5	0.5
Long-Term Deferred Lease Liabilities	6.7	6.7	6.7	6.7	6.7
Deferred Income Taxes	4.8	4.8	4.8	4.8	4.8
Total Liabilities	278.0	303.1	316.5	330.8	342.2
Equity	126.9	107.4	92.7	82.8	76.2	[1]
Total Liabilities and Equity	$ 404.9	$ 410.5	$ 409.2	$ 413.5	$ 418.5

Note:

[1] Forecast reflects the estimated impact of Fresh Start Accounting adjustments expected to be implemented upon exit from Chapter 11

Pioneer Energy Services

Financial Projections - Case B

($ Millions USD)

Reorganized Debtors Projected Cash Flow

	Fiscal Year Ending December 31,
($ Millions USD)	2020	2021	2022	2023	2024	FN
Cash Flows From Operations:

Net Income / Loss	$ (63.4)	$(19.6)	$(14.7)	$(9.9)	$(6.5)
Depreciation And Amortization	49.2	32.0	34.9	38.2	41.6
Stock Based Compensation	0.1	-	-	-	-
Working Capital	22.5	(7.2)	(3.9)	(4.3)	(1.3)
AIP	(3.5)	1.1	0.5	-	-
Other	8.9	9.7	10.0	10.4	10.8
Cash From / (Used In) Operations	13.9	15.9	26.9	34.4	44.6

Cash Flows From Investing:

Purchases Of Property And Equipment	(18.3)	(22.8)	(24.3)	(27.7)	(27.7)
Proceeds From Sale Of Equipment	0.4	-	-	-	-

Cash From / (Used In) Investing	(18.0)	(22.8)	(24.3)	(27.7)	(27.7)
Cash Flows From Financing:
Payments Of Debt	(175.0)	-	-	-	-
Proceeds from issuance of debt	200.0	-	-	-	-
Proceeds / (Repayment) of DIP Financing	-	-	-	-	-
Proceeds / (Repayment) of ABL	-	-	-	-	-
Proceeds from Equity Issuance	-	-	-	-	-
Cash From / (Used In) Financing	25.0	-	-	-	-
Beginning Cash	24.6	45.6	38.7	41.2	48.0
Net Cash Flow	21.0	(6.9)	2.6	6.7	16.9
Ending Cash	$45.6	$ 38.7	$ 41.2	$ 48.0	$ 64.9